                                                                    EXHIBIT 10.9

                       FORM OF WARRANT PURCHASE AGREEMENT
June __  , 2005


Ferris, Baker Watts, Incorporated
100 Light Street, 8th Floor
Baltimore, Maryland 21202

Re:    Harbor Acquisition Corporation
       ------------------------------

Gentlemen:

       This letter will confirm the agreement of the undersigned to purchase warrants ("WARRANTS") of Harbor Acquisition Corporation ("COMPANY") included in the units ("UNITS") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company's IPO unless Ferris, Baker Watts, Incorporated ("FBW") informs the Company of its decision to allow earlier separate trading.

       The undersigned agree that this letter agreement constitutes an irrevocable order for the undersigned to purchase through FBW for the account or accounts of the undersigned, within the ninety trading-day period commencing on the date separate trading of the Warrants commences ("SEPARATION DATE"), as many Warrants as are available for purchase at market prices not to exceed $0.70 per Warrant, subject to a maximum Warrant purchase obligation equal to, in the aggregate, 1,500,000 Warrants ("MAXIMUM WARRANT PURCHASE"). FBW agrees to fill such order in such amounts and at such times as instructed by the undersigned during the ninety-day trading period commencing on the Separation Date. FBW further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

       The undersigned may notify FBW that all or part of the Maximum Warrant Purchase will be made by an affiliate of one or both of the undersigned (or another person or entity introduced to FBW by an undersigned (a "DESIGNEE")) who (or which) has an account at FBW and, in such event, FBW will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agree to make payment of the purchase price of such purchase and to fulfill the Maximum Warrant Purchase in the event and to the extent that the affiliate or Designee fails to make such payment or such purchase., provided further, that any person or entity that makes all or part of the Maximum Warrant Purchase shall agree in writing to be bound by the terms of this letter.

       Each of the undersigned agrees that neither he nor any of his affiliates or Designees shall sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of FBW, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

                                    Very truly yours,



                                    --------------------------------------
                                        Robert J. Hanks



                                    --------------------------------------
                                        David A. R. Dullum